As filed with the Securities and Exchange Commission on January 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIXED MARTIAL ARTS GROUP LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Australia	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Level 1, Suite 1, 29-33 The Corso

Manly, New South Wales 2095

+61 1800 151 865

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wimp 2 Warrior LLC

8 The Green, Ste R

Dover, DE 19901

(302) 288-0670

(Names, address, including zip code, and telephone number, including area code, of agent for service)

(Name, address, and telephone number of agent for service)

Copies to:

Jeffrey Fessler, Esq.

Seth Lemings, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this registered “shelf,” in the future, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum aggregate offering price of $50,000,000.

On December 31, 2025, we issued an aggregate of 4,285,713 Series A Preferred Shares (the “Series A Preferred Shares”) to certain accredited investors in a private placement offering, which Series A Preferred Shares are convertible into an aggregate of 4,285,713 of our ordinary shares. As part of the private placement offering, we issued a five-year warrant (the “Warrants”) to Dominari Securities LLC (“Dominari” and collectively with the private placement investors, the “Selling Stockholders”) which warrant is exercisable for an aggregate of 342,857 of our ordinary shares. The placement agent warrant contains customary piggyback registration rights for a period of two years.

Accordingly, this registration statement contains two prospectuses:

●	a base prospectus, which covers the potential future offering, issuance and sale of such indeterminate number of ordinary shares, preferred shares, debt securities, warrants to purchase ordinary shares, preferred shares, or debt securities of the registrant, subscription rights to purchase ordinary shares, preferred shares, debt securities, warrants or units consisting of some or all of these securities, and units consisting of some or all of these securities, which together shall have an aggregate initial offering price not to exceed $50,000,000; and

●	a resale prospectus covering the resale by the Selling Stockholders of up to 4,628,570 ordinary shares upon conversion of the Series A Preferred Shares and the Warrants.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the sales agreement prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2026

PROSPECTUS

 $50,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer ordinary shares upon conversion of or exchange for the debt securities or upon the exercise of the warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ordinary shares are listed on the NYSE American under the symbol “MMA.” On January 14, 2026, the last reported sale price of our ordinary shares was $1.05 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 7 of this prospectus under the caption “Risk Factors” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Related to This Offering.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer our ordinary shares, various series of debt securities or warrants, and rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context requires otherwise, in this prospectus, “we,” “us,” “our,” “the Company,” “MMA” and similar references refer to Mixed Martial Arts Group Limited and its consolidated subsidiaries.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factor Summary”. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

Some of our trademarks and trade names are used in this prospectus, which are intellectual property owned by the Company. This prospectus also includes trademarks, trade names, and service marks that are the property of other organizations. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the TM symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

All references in the prospectus to “U.S. dollars,” “dollars,” “US$” and “$” are to the legal currency of the United States and all references to “A$” are to the legal currency of Australia.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision.

Overview

MMA.INC is building the digital infrastructure for the future of combat sports. The big idea is simple: take the world’s fastest-growing sports vertical and give it the connective tissue it’s never had. Our mission is to convert an estimated 700 million global fans of mixed martial arts into active participants at scale.

We believe the next decade will see martial arts rise from a fragmented industry to a consolidated mainstream. We are positioning MMA.INC to make that transition possible. The recently announced media rights deal between the UFC and Paramount/CBS beginning in 2026 was another significant step forward for the industry, and we expect to see significant visibility and engagement spikes for the sport.

MMA, as a fragmented, very fast-growing sport, will benefit from a consolidated platform that serves everyone in the ecosystem, whether it be the fan, fighter, coach or gym owner. The sport has never had more global visibility, yet the infrastructure to convert that interest into participation just hasn’t existed. Hundreds of millions of fans watch fights, follow fighters, and engage with the culture, but there is no streamlined path to get them into gyms to train. We are seeking to bridge that gap.

The MMA fan base and addressable market, with hundreds of thousands of martial arts academies globally and a fan base measured in the hundreds of millions. Our strategy is to partner with gyms, not own them. Our platform aims to be a technology tool that helps owner-operators acquire, onboard, and retain customers without heavy capex. We connect MMA fans to training programs and gyms, make onboarding seamless for gyms, and monetize through subscriptions and an expanding stack of services.

Together, BJJLink and our renowned “Warrior Training Program” connect MMA fans’ energy and the gyms, coaches, and communities providing pathways to lifelong participation. We aim to solve two problems at once: making it easier for fans to take their first step into training, and giving academies new members and the tools to run more efficiently, retain customers, and grow revenue. That combination is powerful because it aligns everyone’s interests: fans get access, gyms get customers, and the sport gets stronger.

Our platform is built to capture sector growth by leveraging existing “owner-operator” gyms and coaching relationships without the overhead or slow onboarding. Each new academy we onboard and each new fan starting our program increases our network effect and extends our first-mover advantage.

Our ordinary shares are listed on the NYSE American under the symbol “MMA.”

Strategic Advisors and Partners

We have strong support from key investors and strategic advisors, including:

Donald Trump Jr. is a business executive, media figure, and co-founder of World Liberty Financial. His appointment as our Strategic Advisor adds global recognition and brand-building expertise and will provide strategic counsel to our board and management team.

Conor McGregor is our investor, Strategic Advisor and a passionate advocate for what we’re building at MMA.INC. His global reach, exceptional marketing instincts, and ability to command attention augment our business, providing us with access to more partners, sponsors and media coverage.

We have also partnered with one of the largest names in MMA inspired fitness, UFC GYM. In September 2024, we entered into a multi-year strategic partnership aimed at launching branded programs, amateur fight events, and training platforms across more than 150 UFC Gym locations worldwide. Further, UFC GYM selected BJJLink as the operating platform for its new Brazilian jiu-jitsu franchise expansion, with forty-five new academies are due to open in 2026.

Our Advisory Board described above work with our executive team, which includes industry leaders like John Kavanagh and Rich Chou, to give us a powerful edge in networking, distribution, brand trust, and the ability to identify and attract incredible growth opportunities, like our partnership with UFC Gym.

Market Opportunity

With 700 million combat sports fans worldwide, mixed martial arts has reached unprecedented popularity. We benefit from the sector’s growth, driven by major MMA leagues like UFC, PFL, ONE Championship, and Bellator, whose marketing efforts expand the sport’s fan base.

 Our goal is to convert this interest into engagement through our premium online and in-gym training experiences. According to IBISWorld statistics, there are currently over 46,500 martial arts and combat sports gyms in the US alone that generated annual revenues of approximately $19.4 billion in 2024. Additionally, according to Sports & Fitness Industry Association’s Single Sport Reports for Martial Arts and Boxing Fitness, it is estimated that more than 11.8 million people engaged in various martial arts and combat sports disciplines in 2023.

 Our business model complements existing industry players without cannibalizing their market. As the Company scales, its first-mover advantage in grassroots MMA participation unlocks significant potential, especially in North America, where the martial arts industry is projected to reach 67,000 gyms by the end of 2025, with fanbase growth accelerating exponentially.

Our Products and Platform

Our business is subscription-driven. Customers join our ecosystem to train in the gym or online with top-tier coaches. Price points range from entry-level digital access to premium, immersive, five-day-a-week training programs. The wide spectrum of offerings lets us meet people where they currently are - budget, schedule, and ambition - and then allow them to increase their commitments as their engagement deepens.

For gym operators, the economics improve as adoption grows. Software adoption allows for strong retention, margins grow as usage of digital tools rises, and our customer acquisition cost remains attractive because content and community engagement convert fans into customers more efficiently than advertising does. With distribution scale from branded partnerships like UFC GYM, we anticipate that revenue will become increasingly more recurring and predictable, while also enabling us to introduce additional monetization channels, including e-commerce, athlete management tools, and advanced fan engagement features, within the same user base.

Our products cater to a wide range of users, from gym owners and coaches to fans and participants, with B2C subscription prices ranging from US$9 to US$550 per month and B2B subscriptions ranging from US$49 to US$149 per month plus transaction fees on transactions processed through our platform, enhancing revenue streams through a combination of subscriptions, transactions fees, and partnership opportunities.

We expect to launch our Community and Commerce Platform in 2026, a mobile-first, multi-device app designed to unify the global martial arts community into a single, monetized ecosystem. This platform will offer fans, participants, coaches, and gym owners a seamless experience to connect, engage, and transact within the sport. This platform is aimed to appeal to the 700 million MMA fan base and ultimately provide both a free and premium subscription to access the platform.

As we prepare to release our tokenised rewards and loyalty Community and Fan platform in 2026, our goal is to enable the community to “get paid to train”, whereby they can earn experience points (“XP”) and cryptocurrency rewards for training and engagement that could be used both on the platform and within our verified partner network.

Our Next Growth Engines

Our future growth strategy is driven by clear principles that focus on building an integrated ecosystem to empower coaches, engage participants, and drive sustainable revenue. We aim to surpass current industry leaders by creating a global platform that connects the entire martial arts community.

Our platform is designed to fuel revenue growth by combining B2C and B2B subscriptions with transaction fees for services and products offered by gyms, coaches, and athlete influencers. As fans and participants engage with the platform, connecting with these offerings, we capture additional value from every transaction, driving sustained growth across the entire ecosystem.

We intend to continue to invest in technology to enhance the experience for all participants on the Company’s Community Platform, namely customers, coaches and gym owners, in order to drive lifetime value and expand sales channels through referrals and organic promotion.

In October 2025, we announced our development of our blockchain initiatives and a Web 3.0 ecosystem as part of our growth strategy. In October 2025, we also commenced deploying our utility token on the Solana testnet, our first step towards validating our Web 3.0 ecosystem that fuses combat sports, blockchain and artificial intelligence. In addition, we are building a rewards platform to enhance community engagement through tokenized rewards, enabling users to “Get Paid to Train.”. The testnet release enables MMA.INC to simulate full ecosystem activity, including minting, staking, XP accumulation, and rewards distribution, while also introducing AI-powered analytics that assess user performance, engagement, and progression. As part of the planned launch, it is expected that rewards and loyalty points will be distributed to MMA.INC’s existing community of students, coaches, athletes and partner gyms who have already been contributing to the ecosystem’s growth.

The MMA.INC Utility Token is currently in development and not yet available for public sale, purchase or trading. MMA.INC strongly advises the public to avoid any third-party tokens claiming to represent or be affiliated with the Company. Official information on token deployment and platform launch will be communicated only through www.mma.inc/Token and verified Company channels.

Corporate Information

We were incorporated on March 27, 2013 under the laws of Australia under the name Wimp 2 Warrior Limited and changed our name to Alta Global Group Limited on February 2, 2022, and to Mixed Martial Arts Group Limited on December 5, 2024.

Our principal executive offices are located at Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095, and our telephone number there is +61 1800 151 865. Our website address is https://www.mma.inc. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering, or June 30, 2029. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this prospectus and that we provide to our shareholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

As a foreign private issuer, we have taken advantage of certain reduced disclosure and other requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. Accordingly, the information contained herein or that we provide shareholders may be different than the information you receive from other public companies in which you hold equity securities.

Offerings Under This Prospectus

Under this prospectus, we may offer ordinary shares, preferred shares, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, titled “Business Overview,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the NYSE American. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ordinary shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

The following descriptions are summaries of the material terms of our Constitution. Reference is made to the more detailed provisions of the Constitution. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our Constitution which is included as an exhibit to this registration statement.

General

We are a public company limited by shares registered under the Corporations Act which is regulated by the Australian Securities and Investments Commission, or ASIC. Our corporate affairs are principally governed by our Constitution and the Corporations Act.

Generally speaking, the terms of our Constitution are not significantly different than a U.S. company’s charter documents, except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law.

Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board determines.

The rights and restrictions attaching to Ordinary Shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our Ordinary Shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of MMA. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is filed as an exhibit to this registration statement.

Interested Directors

A director who has a material personal interest in a matter that is being considered at a meeting of directors must not be present while the matter is being considered at the meeting or vote on that matter except where permitted by the Corporations Act.

Directors’ Compensation

Pursuant to our Constitution, the total aggregate fixed sum per annum to be paid to the directors (excluding salaries of executive directors) from time to time will not exceed the sum determined by the shareholders in a general meeting and the total aggregate fixed sum will be divided among the directors as the directors shall determine and, in default of agreement between them, then in equal shares.

Remuneration payable by the Company to the Managing Director and any other executive Directors may be by way of salary, bonuses, or any other elements but must not include a commission on, or percentage of, operating revenue.

Powers Exercisable by Directors

Pursuant to our Constitution (subject to the Corporations Act), the management and control of our business affairs are vested in our board. Subject to the Corporations Act, our board has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Rotation of Directors

Pursuant to our Constitution, there must be an election of Directors at the Company’s annual general meeting. Upon the Company’s admission to a Financial Market, no director except a Managing Director shall hold office for a period of three years, or beyond the third annual general meeting following the Director’s election, whichever is the longer, without submitting themselves for re-election. If no Director is standing for election or re-election, then the directors to retire at an annual general meeting are those who have been longest in office since their last election and if there are 2 or more who were elected on the same day, then the Director to retire will be decided by lot, unless the relevant Directors agree otherwise.

Rights and Restrictions on Classes of Shares

Subject to the Corporations Act, the rights attaching to our Ordinary Shares are detailed in our Constitution. Our Constitution provides that the Board may issue shares from time to time with preferred, deferred or other special rights, whether in relation to dividends, voting, return of share capital, or otherwise. Subject to the Corporations Act, or any rights and restrictions attached to a class of shares currently on issue, we may issue further shares on such terms and conditions as our board resolves. Currently, our outstanding share capital consists of only Ordinary Shares.

Dividend Rights

Subject to the Corporations Act, our board may from time to time determine to pay any interim, special or final dividends to shareholders, fix the amount of dividend, the record date for determining entitlements to, and for payment of, a dividend and the method of payment of a dividend.

Voting Rights

Under our Constitution, each shareholder has one vote determined by a show of hands at a meeting of the shareholders unless a poll is required under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote by proxy. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Right To Share in Our Profits

Subject to the Corporations Act and pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board may from time to time determine to pay dividends to the shareholders; however, under the Corporations Act, we must not pay a dividend unless: (a) our assets exceed our liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (b) the payment of the dividend is fair and reasonable to our shareholders as a whole; and (c) the payment of the dividend does not materially prejudice our ability to pay our creditors. Unless any share is issued on terms providing to the contrary, all dividends are to be apportioned and paid proportionately to the amounts paid, or credited as paid on the relevant shares.

Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate if there is a surplus of assets in the event of our liquidation.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to Ordinary Shares. Under our Constitution and subject to the Corporations Act, redeemable preference shares may be issued and liable to be redeemed on the terms that they are issued, which may be at our option.

Variation or Cancellation of Share Rights

The rights attached to shares in a class of shares may only be varied or cancelled (unless otherwise provided by the terms of issue of Shares in a class, in which case the procedure set out in the terms of issue applies), by either:

●	a special resolution passed by members holding shares in the class; or
●	the written consent of members with at least 75% of the shares in the class.

Liability for Further Capital Calls

According to our Constitution, the board may make any calls from time to time upon shareholders in respect of all monies unpaid on partly-paid shares (if any), subject to the terms upon which any of the partly-paid shares have been issued. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the board. Calls may be made payable by installment. Failure to pay a call will result in interest becoming payable on the unpaid amount and ultimately, forfeiture of those shares. As of the date of this prospectus, all of our issued shares are fully paid.

Description of Preferred Shares

The following description of our Series A preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of the Series A preferred shares that we may offer under this prospectus. The terms we have summarized below may not apply to any future series of preferred shares that we may offer, and we will describe the particular terms of any class or series of these preferred shares in more detail in the applicable prospectus supplement. For the complete terms of our preferred shares, please refer to the applicable prospectus supplement. The terms of these securities will be affected by Australian law.

There are 4,285,713 Series A preferred shares are outstanding as of the date of this prospectus. So long as any Series A preferred shares are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the holders of Series A preferred shares. In the event that dividends are consented to by the holders of Series A preferred shares, then the holders of Series A preferred shares shall be entitled to receive, and the Company shall pay, dividends on Series A preferred shares equal (on an as-if-converted-to-Ordinary-Shares basis) to and in the same form as dividends actually paid on shares of the Ordinary Shares when, as and if such dividends are paid on shares of the Ordinary Shares. No other dividends shall be paid on shares of Series A preferred shares. For the purposes of the Constitution the “Dividend Date” shall be the date on which a dividend is paid to actually paid to Ordinary Holders and the holders of Series A preferred shares and the “Dividend Rate” shall be a formula equal to a one times multiple of the dividend paid to holders of Ordinary Shares (for the avoidance of doubt, the dividend payable on an Ordinary Share and the Series A preferred shares (on an as converted basis) shall be equal).

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed first, to the holders of the Series A preferred shares to account for unpaid dividends (if any), then in proportion to the Series A preferred shares owned by them, and applied toward the payment of the Triggering Redemption Amount, and thereafter, any remainder shall then be distributed to the holders of other preferred stock and Ordinary Shares in proportion of the number of such shares then held by them.

Holders of Series A preferred shares have the same rights as holders of Ordinary Shares to: (a) receive notices of general meetings, reports and accounts of the Company; and (ii) attend and be heard at general meetings of the Company, but do not have the right to vote at general meetings except that such holders have the right to vote at general meetings: (a) on a proposal: (A) to reduce the Company’s share capital; (B) that affects rights attached to Series A preferred shares; (C) to wind up the Company; or (D) to dispose of all or substantially all of the Company’s property, business and undertaking; (b) on a resolution to approve the terms of a buy-back agreement under the Australian Corporations Act 2001 (Cth); (iii) during a period in which a dividend or part of a dividend in respect of the Series A preferred shares is in arrears; or (iv) on any question considered at a meeting held during the winding up of the Company.

The holders of Series A preferred shares also have certain conversion rights at the option of the holder upon notice to the Company, and shall be entitled to certain participation rights in subsequent offerings by the Company. The conversion price of the Series A preferred shares is also subject to adjustment in the case of a stock split and other events.

Comparison of Australian and Delaware Law

The table below provides a summary of the Australian law applicable to MMA as an Australian public company, and certain rights attaching to MMA’s shares. These laws and/or rights may be different to those which would apply if MMA were incorporated in Delaware and subject to Delaware and US federal laws, the table below provides a summary comparison for illustrative purposes. Investors should also carefully review the relevant risks highlighted in this section in this regard and the summary of the matters set forth under the section entitled “Description of Share Capital”, as well as the copy of our Constitution (which is included as an exhibit to the registration statement to which this prospectus forms a part), prior to investing in the Ordinary Shares.

Matter	Australian public company	Listed US company incorporated in Delaware
Share capital

The Corporations Act does not:

● prescribe the minimum amount of share capital that MMA should have;

● prescribe a minimum issue price for each share in MMA; or

● require MMA to place a maximum limit on the share capital that its members may subscribe.

Australian law does not contain any concept of authorized capital or par value per share.

Under Australian law and our Constitution, the issue price of shares is set by the MMA Directors collectively as a board at the time of each issue.

A US company’s certificate of incorporation may authorize the issue of up to a maximum number of shares, which may consist of different classes of shares and stipulate the par value for those shares.

Issuing additional shares	Subject to the Corporations Act, our Constitution authorizes the MMA Board to allot and issue securities in the capital of MMA to any person on such terms and with such rights as the Board determines.

A US company’s by-laws will generally permit the issue of authorized and unissued shares of any class by vote of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine, without stockholder approval.

Furthermore, under the NYSE listing rules, a listed company will not be able to disparately reduce or restrict voting rights of the shares through any corporate action or issuance.

Transfer of shares

Under Australian law and our Constitution, securities in MMA are generally freely transferable.

The MMA Directors may however refuse to register a transfer of shares in limited circumstances as detailed in our Constitution, and where the transfer would be contrary to the Corporations Act.

Under the Delaware General Corporation Law (“DGCL”), shares are generally freely transferable.

Transfer of shares may be subject to restrictions imposed by US federal or state securities laws, by the certificate of incorporation or by-laws or by an agreement signed with the holders of shares at issue.

Generally, a transfer of shares shall be made only on the transfer books of a Delaware incorporated company or by a transfer agent designated to transfer shares of a Delaware incorporated company. Where a Delaware incorporated company Shares are certificated, certificates must be surrendered for cancellation before a new certificate, if any, is issued.

Matter	Australian public company	Listed US company incorporated in Delaware
Dividends and distributions

Our Constitution permits the Board to declare dividends to shareholders from time to time in its sole discretion.

Under the Corporations Act, a company may only pay a dividend where, in summary, the company’s assets exceed its liabilities at the relevant time to the extent of the dividend to be declared, the payment is fair and reasonable to the company’s shareholders as a whole and does not materially prejudice the company’s ability to pay its creditors.

Under the DGCL, the board of directors of a company incorporated in Delaware is permitted to declare and pay dividends to stockholders either:

● out of that company’s surplus, which is defined to be the net assets less statutory capital; or

● if no surplus exists, then out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, provided that the capital of the corporation is not less than the aggregate amount of the capital represented by the corporation’s outstanding stock of all classes having a preference on distribution of assets.

Holders of common stock will generally be entitled to receive dividends when and as declared by the company’s Board out of funds legally available for that purpose.

Voting rights and Quorum Requirements

Our Constitution provides that:

● on a show of hands each individual present who is a member, proxy, attorney or representative of a member entitled to vote has one vote;

● on a poll each shareholder has one vote for every fully paid share held and a fraction of a vote for each partly paid share held, with the fraction of the vote being equivalent to the portion of the share paid up; and

● two shareholders present constitutes a quorum.

Generally speaking, a company incorporated in Delaware’s certificate of incorporation provides that each stockholder is entitled to one vote for each share of capital stock entitled to vote, unless otherwise provided by the DGCL or the company’s governing documents.

Matter	Australian public company	Listed US company incorporated in Delaware
Variation in rights

Under the Corporations Act, if a company has a constitution that sets out a procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

Under our Constitution, the rights may only be varied or cancelled:

● with the consent in writing of the holders of at least 75% of the issued Shares of that class; or

● with the sanction of a special resolution passed at a separate general meeting of the holders of the Shares of the class.

The company must give written notice of the variation or cancellation to the members of the class within 7 days after the variation or cancellation is made.

The Corporations Act also provides that where shareholders in an affected class do not all agree (whether by resolution or written consent) to the:

● variation or cancellation of their rights; or

● a modification to the relevant constitution to allow rights to be varied or cancelled,

then shareholders with at least 10% of the votes in the affected class may apply to the court (within a limited time frame) to have the variation, cancellation or modification set aside.

Subject to the shares’ terms of issue, the rights attached to a class of shares are not deemed varied by the issue of further shares of that class.

Under the DGCL, any amendment to the company incorporated in Delaware’s certificate of incorporation requires approval by holders of the outstanding shares of a particular class if that amendment would:

● increase or decrease the aggregate number of authorized shares of that class;

● increase or decrease the par value of the shares of that class; or

● alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If an amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to adversely affect that series without adversely affecting the entire class, then only the shares of the series so affected shall be considered a separate class and entitled to such separate class approval of the proposed amendment.

Under the DGCL, amendments to a company incorporated in Delaware’s certificate of incorporation also generally require:

● a board resolution recommending the amendment; and

● approval of a majority of the outstanding shares entitled to vote and a majority of the outstanding shares of each class entitled to vote.

Certain amendments to the relevant company’s certificate of incorporation could, in the future, require approval of only the majority of the shares of the then issued and outstanding preferred stock, because the DGCL and the company’s certificate of incorporation permit the company to issue preferred shares with powers, preferences and rights superior to those of common stock.

Pursuant to a company incorporated in Delaware’s by-laws, a company incorporated in Delaware’s by-laws or certificate of incorporation may be adopted, amended or repealed by the board of directors or by the affirmative vote of the holders of a majority of the voting power of all of the shares of the corporation then issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class.

Matter	Australian public company	Listed US company incorporated in Delaware
Related party and director transactions

The Corporations Act governs the provision of financial benefits to related parties of public companies and requires that shareholder approval is obtained prior to financial benefits being provided to related parties or giving the financial benefit falls within a specific exception set out in the Corporations Act (for example, a benefit given on arms’ length terms or the reasonable remuneration or reimbursement of an officer or employee).

Directors, when entering into transactions with MMA, are also subject to the Australian common law and statutory duties to avoid actual and potential conflicts of interest. There are also disclosure requirements and voting restrictions imposed on directors under the Corporations Act on matters involving a material personal interest.

Within the parameters summarized above, under our Constitution a director’s position as such does not disqualify that person from:

● holding any other office or place of profit or employment (except with MMA’s auditor), on such terms as the MMA Directors approve;

● being a shareholder in or a director of a company promoted by MMA or in which MMA may be interested as a vendor, shareholder or otherwise; or

● entering into an agreement with MMA.

A director must also comply with:

● the material personal interest provisions set out in section 191 of the Corporations Act; and

● section 195 of the Corporations Act in relation to being present and voting at a board meeting that considers a matter in which he or she has a material personal interest.

Under the DGCL, no contract or transaction between a company incorporated in Delaware and one or more of its directors or officers, or between the relevant company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest will be void or voidable solely for that reason, or solely because the relevant director or officer is present at or participates in the company board or committee meeting that authorizes the contract or transaction, or solely because the vote of the relevant director or officer is counted for that purpose, if:

● the material facts as to the director’s or officer’s relationship or interest, and as to the contract or transaction, are disclosed or known to the board of directors or committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

● the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

● the contract or transaction is fair to the company as of the time that it is authorized, approved or ratified by the board of directors, committee or stockholders.

Matter	Australian public company	Listed US company incorporated in Delaware
Protection against oppression of shareholders

The Corporations Act empowers the court to make any order it considers appropriate if conduct of a company’s affairs is found to be oppressive to a member or members.

Such orders may include winding up, regulating the conduct of the company’s affairs, authorizing a member to institute derivative proceedings or requiring a person to engage in or abstain from specified conduct.

The DGCL contains no equivalent statutory provisions. However, Delaware law may provide judicial remedies to stockholders in comparable circumstances.

Buy-back of shares

The Corporations Act allows MMA to buy-back its own shares through a specific buy-back procedure provided that:

● the buy-back does not materially prejudice MMA’s ability to pay its creditors; and

● MMA follows the relevant procedures set out in the Corporations Act.

The buy-back procedure includes the form of shareholder approval (for example, ordinary, special or unanimous resolutions), a notice period and disclosure to be given to the shareholders, depending on the type of buy-back to be undertaken.

The DGCL generally permits a Delaware incorporated company to purchase or redeem its outstanding shares out of funds legally available for that purpose without obtaining stockholder approval, provided that:

● the capital of a Delaware incorporated company is not impaired;

● such purchase or redemption would not cause the capital of a Delaware incorporated company to become impaired;

● the purchase price does not exceed the price at which the shares are redeemable at the option of a Delaware incorporated company; and

● immediately following any such redemption a Delaware incorporated company shall have outstanding one or more shares of one or more classes or series of stock, which shares shall have full voting powers.

Matter	Australian public company	Listed US company incorporated in Delaware
Takeovers

The Corporations Act prohibits the acquisition of a relevant interest in voting shares of a company where the acquisition would increase a person’s voting power in the company to over 20% or increases from a starting point that is above 20% and below 90%, except in certain circumstances.

The Corporations Act also sets out disclosure requirements for persons who have or cease to have a substantial holding in a company. Compulsory acquisition is permitted by holders with an interest of 90% or more of a class of securities.

Certain exceptions to this general takeover prohibition are set out in the Corporations Act, including:

● an acquisition resulting from a scheme of arrangement undertaken in accordance with the Corporations Act and approved by the court; and

● an acquisition that results from the acceptance of an offer under a takeover bid.

In this respect, any takeover bid made for MMA must be on the same terms for all shareholders, subject to minor exceptions, and must comply with the timetable, disclosure and other requirements set out in the Corporations Act.

The purpose of these provisions is to seek to ensure that shareholders in a target company that they have a reasonable and equal opportunity to share in any premium for control and that they are given reasonable time and sufficient information to assess the merits of the proposal.

Section 203 of the DGCL applies to a company and provides that if a holder acquires 15% or more of a company’s voting stock (an “Interested Holder”) without prior approval of the board of directors, then for three years a company cannot engage in a broad range of business combinations with such Interested Holder. Such business combinations include (a) certain mergers or consolidations with the Interested Holder or entities affiliated with the Interested Holder,

(b) certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of the company assets to the Interested Holder, which assets have an aggregate market value equal to 10% or more of either all of the assets of a company or all of the outstanding stock of a company,(c) certain transactions which result in the issuance or transfer by a company or by any direct or indirect majority owned subsidiary, to the Interested Holder, of any stock of a company or of such a company subsidiary, (d) certain transactions involving a company or any direct or indirect majority-owned subsidiaries which have the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the company or such subsidiary which is owned by the Interested Holder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly by the Interested holder, and (e) any receipt by the Interested Holder of the benefit, directly or indirectly (except proportionately as a stockholder of the company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted by Section 203(c)(3)(i)-(iv)) provided by or through the company or any direct or indirect majority-owned subsidiary.

The Section 203 limitation would not apply if (a) the business combination was approved by the board of directors of the company before the holder became an Interested Holder, (b) the business combination is subsequently approved by the a company board of directors and also by two-thirds of the a company stock held by persons other than such Interested Holder at an annual or special meeting of stockholders, or (c) upon consummation of the transaction which resulted in the stockholder becoming an Interested Holder of the company, the Interested Holder owned at least 85% of the company’s voting stock which was outstanding at the time the transaction commenced (excluding stock owned by any directors who are also officers and certain employee stock plans).

The effect of the restriction is to give the company’s board of directors the ability to prevent or inhibit an unsolicited takeover attempt initiated through a merger or asset purchase proposal. It may also dissuade unsolicited tender offer proposals unless the offeror is confident of achieving the 85% shareholding level via the tender offer.

Matter	Australian public company	Listed US company incorporated in Delaware
Annual shareholder meetings	Under the Corporations Act, the annual general meeting of MMA is required to be held at least once every calendar year and within five months after the end of each financial year.

The DGCL requires a company incorporated in Delaware to have an annual stockholders’ meeting to elect directors, unless directors are elected by written consent in lieu of an annual meeting.

Under the DGCL, a director or stockholder of a company incorporated in Delaware may petition the Court of Chancery of Delaware for an order compelling the holding of an annual meeting if:

		●	no annual meeting has been held, or action by written consent to elect directors in lieu of an annual meeting has been taken, for a period of 30 days after the date designated for the annual meeting; or

		●	no date for an annual meeting has been designated for a period of 13 months after the latest to occur of the company’s organization, the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting.

Shareholders’ right to request or requisition a general meeting

The Corporations Act requires the Directors to call a general meeting on the request of members with at least 5% of the vote that may be cast at the general meeting or at least 100 Shareholders who are entitled to vote at a general meeting.

Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting at their own expense.

Annual meetings of stockholders shall be held at a time designated by or in the manner provided in the bylaws.

Special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of Meetings	The Corporations Act requires at least 28 days’ notice of a general meeting of company listed on a financial exchange.	The DGCL provide that notice of a stockholders’ meeting be delivered not less than ten days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided in the company’s by-laws or as required by the DGCL.

Matter	Australian public company	Listed US company incorporated in Delaware
Remuneration reports

The Corporations Act requires that a public company’s annual report must include a report by the Directors on the company’s remuneration framework (remuneration report).

At the company’s annual general meeting, shareholders must vote to approve or reject the remuneration report.

The vote on the resolution is advisory only and does not bind the directors or the company. However, if the company’s remuneration report receives a ‘no’ vote of 25% of more, the company’s subsequent remuneration report must explain whether and how shareholders’ concerns have been taken into account.

If the company’s subsequent remuneration report receives a ‘no’ vote of 25% or more, shareholders will vote at the same annual general meeting to determine whether the directors (other than the managing director) will need to stand for re-election within 90 days.

If the resolution passes, then the ‘spill meeting’ at which the directors face re-election, will take place within 90 days.

Our Constitution provides that the directors are entitled to be remunerated. The extend of such remuneration shall be determined by the MMA Board, subject to laws relating to the giving of benefits to related parties, and to the extent applicable, any maximum amount that is from time to time approved by the shareholders of the company in a general meeting in accordance with any applicable listing rules.

Our Constitution also provides that:

● the remuneration may be provided in the form of shares or other securities of the company or any subsidiary of the company, or options or rights to acquire such shares or other securities, on such terms as the MMA Board may decide; and

● the directors may also be paid all travelling, and other expenses properly incurred by them: (a) in attending and returning from: (i) meetings of directors or any committee; or (ii) general meetings of the company; or (b) otherwise in connection with the business of the company.

In the U.S., the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (U.S.) requires all ‘reporting companies’ to have an advisory Shareholder vote on pay at least once every three years.

Companies must report the results and say how they have responded to these when making decisions on pay the following year.

So long as MMA qualifies as an ‘emerging growth company,’ it will not be required to hold an advisory Shareholder vote on pay.

The Company will be an emerging growth company until the earliest of: (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933, (iii) the date on which the Company has, during the previous three year period, issued more than $1 billion in non-convertible debt, or (iv) the date that we become a ‘large accelerated filer’ as defined in Rule 12b-2 under the U.S. Exchange Act.

A company becomes a large accelerated filer if it meets the following conditions as of the end of its fiscal year: (i) it has an aggregate worldwide market value of the voting and non-voting common equity held by non-affiliates of $700 million or more as of the last business day of its second fiscal quarter; (ii) it has been subject to the requirements of Section 13(a) or 15(d) of the U.S. Exchange Act for at least 12 months; (iii) it has filed at least one annual report pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act; and (iv) it is not eligible to rely on certain requirements for smaller reporting companies for its annual and quarterly reports.

Matter	Australian public company	Listed US company incorporated in Delaware
Approval of Corporate Matters by Written Consent	Our Constitution provides that anything which may be done by resolution of the Company in a general meeting, may be done by written resolution.	Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, prior notice or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.

Special resolutions

Under the Corporations Act, a special resolution must be a resolution that is passed by at least 75% of the votes cast by members entitled to vote on the resolution.

Approval by special resolution of shareholders is required for actions such as modifying or repealing our Constitution, changing MMA’s name or company type, selectively reducing or buying back capital (in some circumstances), providing financial assistance in connection with the acquisition of shares in the company, and undertaking a voluntary winding up of MMA.

The DGCL contains no concept of special resolutions.

Removing directors

The Corporations Act provides that a public company may by resolution at a general meeting remove a director from office.

Notice of intention to move the resolution must be given by the company at least 2 months before the meeting is to be held, and the company must notify the director as soon as possible after notice of the intention is received.

Subject to certain exceptions, the DGCL provides that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors.

Matter	Australian public company	Listed US company incorporated in Delaware
Duties and liability of directors

General duties imposed by the Corporations Act on directors and officers of companies include duties to exercise duties and powers with due care and diligence, in good faith and for a proper purpose, and not to improperly use their position or information obtained through their position to gain advantage or cause detriment to the company.

Under the Corporations Act, there is a general prohibition on a company or a related body corporate exempting officers from any liability incurred as an officer of the company.

Under Delaware law, the directors of a company incorporated in Delaware have fiduciary obligations, including the duty of care and the duty of loyalty. The duty of care requires directors to act in good faith, with the care that a reasonable person in a similar position and circumstances would exercise and in a manner the director reasonably believes to be in the best interests of the company and its stockholders. Directors must inform themselves of all reasonably available material information before making business decisions on behalf of the company and to act with requisite care in discharging their duties to the company. The duty of loyalty requires directors to act in good faith and in the company’s best interests. Under the DGCL, a company incorporated in Delaware may include in its certificate of incorporation a provision eliminating the personal liability of a director or officer to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer. However, the provision may not eliminate liability for:

●	breach of the director’s or officer’s duty of loyalty;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

●	directors for unlawful payment of dividends;

●	directors for unlawful purchases or redemptions of shares;

●	any transaction from which the director or officer derived an improper personal benefit; or

●	an officer in any action by or in the right of the corporation.

Matter	Australian public company	Listed US company incorporated in Delaware
Bringing or intervening in legal proceedings on behalf of the entity

A member, former member or person entitled to be a member of a company, or an officer or former officer of a company, may bring proceedings on behalf of a company and in the company’s name where the company is unwilling or unable to do so.

Proceedings may only be brought if leave is granted by a Court, including Federal Court, the Supreme Court of a State or Territory of Australia, or Federal Circuit and Family Court of Australia, for the person to bring or intervene in proceedings.

Leave will generally be granted if the court is satisfied that:

● it is probable that the company itself will not bring the proceedings or properly take responsibility for them;

● the applicant is acting in good faith;

● it is in the best interests of the company that the applicant be granted leave;

● if the application relates to leave to bring proceedings, there is a serious question to be tried;

● either at least 14 days before making the application, the applicant gave written notice of the application to the company, or it is appropriate to grant leave even though the notice period was not provided.

The DGCL permits a stockholder to bring a derivative action on behalf of a company if those in control of the company have failed to assert a claim belonging to the relevant company.

Derivative actions have certain standing and eligibility requirements, including that the plaintiff in the action must generally have been a stockholder of the company at the time that the act complained of occurred and must maintain his or her status as a stockholder of the company throughout the course of the litigation. Derivative plaintiffs must have previously made a demand on the directors of the company to assert the corporate claim, unless such a demand would have been futile.

Continuous disclosure

The Corporations Act contains provisions which require a listed company to comply with the relevant disclosure rules of their financial market, in summary being such information concerning the company that a reasonable person would expect to have a material effect on the price or the value of the company’s shares.

There are also periodic reporting and disclosure rules that apply, requiring it (among other things) to report to ASIC at the end of every half year and annually in respect of its financial statements and reports.

US reporting companies are subject to US federal securities laws and regulations in relation to its ongoing disclosure obligations.

Once listed on a national securities exchange, the US company will also be subject to the ongoing disclosure obligations of such exchange.

The NYSE listing rules and US federal securities laws and regulations generally require disclosure to the public of any material information that would reasonably be expected to affect the value of a company’s shares or influence investors’ decisions. This includes:

●	annual reports on Form 10-K;

●	quarterly reports on Form 10-Q;

●	current reports containing material information required to be disclosed on Form 8-K;

●	company insider reports; and

●	proxy statement.

Matter	Australian public company	Listed US company incorporated in Delaware
Inspection of Books and Records	Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers, and the Company may charge a fee not exceeding the prescribed fee set by regulation. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by the public or shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.	All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder

Insider trading

The Corporations Act prohibits any person who:

● possesses information that is not generally available, but if it were generally available, a reasonable person would expect it to have a material effect on the price or value of company’s securities (Inside Information); and

● knew, or ought reasonably to have known, that the information was Inside Information,

from applying for, buying or selling those securities (or entering an agreement to do so) or procuring others to do so. The prohibition also extends to the communication of the information (or causing the information to be communicated) directly or indirectly to third parties if the person knew, or ought reasonably to have known, that the recipient would or would be likely to apply for, buy or sell the securities (or enter an agreement to do so), or procure others to do so.

 This prohibition is subject to certain limited exceptions.

US federal securities laws generally prohibit any person who possesses material non-public information relating to a company incorporated in the US or its securities from buying or selling those securities or procuring others to do so, or from communicating the material non-public information to third parties.

Matter	Australian public company	Listed US company incorporated in Delaware
Winding up

The members of a solvent company may determine to wind-up the company under the Corporations Act. A special resolution is required.

From the passing of the resolution, the company must cease to carry on its business except so far as the liquidator considers is required for the beneficial disposal or winding up of that business, but the corporate state and corporate powers of the company continue until it is deregistered.

Our Constitution states that if MMA is wound up, if the assets available for distribution among the shareholders are insufficient to repay the whole of the paid up capital, the assets must be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively, alternatively, if the assets available for distribution among the shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess must be distributed among the shareholders in proportion to the capital at the commencement of the winding up paid up, or which ought to have been paid up, on the Shares held by them respectively.

Further, a liquidator may, with the sanction of a special resolution, divide the assets of MMA among the shareholders in kind. The liquidator cannot compel any member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of MMA.

The Corporations Act also provides that subject to provisions as to preferential payments, the property of a company must, on its winding up, be applied in satisfaction of its liabilities equally and, subject to that application, must, unless the company’s constitution otherwise provides, be distributed among the members according to their rights and interests in the company.

The DGCL permits the board of directors to authorize the dissolution of a company incorporated in Delaware if:

● a majority of the directors in office adopt a resolution to approve dissolution at a board meeting called for that purpose;

● holders of a majority of the issued and outstanding shares entitled to vote on the matter adopt a resolution to approve dissolution at a stockholders’ meeting called for that purpose; and

● a certificate of dissolution is filed with the Delaware Secretary of State.

The DGCL also permits stockholders to authorize the dissolution of a company incorporated in Delaware without board action if:

● all of the stockholders entitled to vote on the matter provide written consent to dissolution; and

● a certificate of dissolution is filed with the Delaware Secretary of State.

Listing

Our ordinary shares are listed on the NYSE American under the symbol “MMA”.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares and Series A Preferred Shares is VStock Transfer, LLC. The address for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, New York 11598.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	these limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities;

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences and any applicable material Australian tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions, if any;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our shareholders to purchase our ordinary shares or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, ordinary shares, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the shareholders entitled to the rights distribution;

●	the aggregate number of ordinary shares or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether shareholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations and any applicable material Australian tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any ordinary shares, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as a unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$6,905.00
FINRA filing fee	7,625.00
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing expenses		(1)
Miscellaneous expenses		(1)
Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities, warrants and units governed by U.S. law and certain other matters of U.S. law will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares and certain matters governed by Australia law will be passed on for us by QR Lawyers, Melbourne, Australia. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Mixed Martial Arts Group Limited (the Company) as of June 30, 2025 and 2024 and for each of the three years in the period ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEMENT OF JUDGMENTS

We are a corporation organized under the laws of Australia. More than half of our directors and executive officers are located and reside, respectively, outside the United States. Because of the location of our assets and board members, it may not be possible for investors to serve process within the United States upon us or those persons with respect to matters arising under the United States federal securities laws or to enforce against us or persons located outside the United States judgments of United States courts asserted under the civil liability provisions of the United States federal securities laws. We understand that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Australia by reason of being a penalty. Wimp 2 Warrior LLC, a Delaware limited liability company, with a registered office at 8 The Green, Ste R, Dover, DE 19901, has been appointed agent to receive service of process in any action against us in any state or federal court in the State of New York.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We maintain a corporate website at https://www.mma.inc. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended June 30, 2025, filed with the SEC on October 31, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2025, July 15, 2025, July 17, 2025, July 25, 2025, August 6, 2025, August 27, 2025, September 9, 2025, October 7, 2025, October 20, 2025, October 29, 2025, December 5, 2025, December 29, 2025, December 30, 2025, and January 2, 2026 and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on March 13, 2024, and as attached in Exhibit 2.1 to our Annual Report on Form 20-F filed with the SEC on October 31, 2024.

We also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Mixed Martial Arts Group Limited

Level 1, Suite 1, 29-33 The Corso

Manly, New South Wales 2095

Australia

+61 1800 151 865

We maintain an internet site at https://www.mma.inc. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2026

PROSPECTUS

Up to 4,628,570 Ordinary Shares

This prospectus relates to the resale, from time to time of up to (i) 4,285,713 ordinary shares, no par value per share (the “Ordinary Shares”), of Mixed Martial Arts Group Limited, an Australian public company limited by shares (the “Company”), which are issuable upon the conversion of Series A Preferred Shares (the “Series A Preferred Shares”) issued by the Company to certain accredited investors in a private placement offering on December 31, 2025, and (ii) 342,857 Ordinary Shares which are issuable upon the exercise of warrants (the “Warrants”) to purchase Ordinary Shares which Warrants were issued by the Company to Dominari Securities LLC (“Dominari” and collectively with the investors in the private placement offering, the “Selling Stockholders”) in connection with the private placement offering. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of Ordinary Shares by the Selling Stockholders. However, we may receive up to approximately $240,000 upon the exercise of the Warrants if the Warrants are exercised for cash. The Selling Stockholders may sell or otherwise dispose of the Ordinary Shares being offered by the Selling Stockholders pursuant to this prospectus in different ways and at varying prices. The resale of the Ordinary Shares, or the perception that these sales could occur, could result in a decline in the public trading price of our Ordinary Shares. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Ordinary Shares in the section entitled “Plan of Distribution.” We will bear all costs, expenses, and fees in connection with the registration of the Ordinary Shares offered hereby. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sales of the Ordinary Shares offered hereby. See the section of this prospectus entitled “Selling Stockholders” for additional information regarding the Selling Stockholders and the Warrants.

Our Ordinary Shares are listed on the NYSE American under the symbol “MMA”. On January 14, 2026, the closing price as reported on the NYSE American was $1.05 per share.

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 7 of this prospectus under the caption “Risk Factors” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Related to This Offering.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholders named in this prospectus may from time to time sell the securities described in this prospectus. We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or therein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. For investors outside the United States: Neither we, nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

The MMA design logo and the MMA mark appearing in this prospectus are the property of the Company. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.

Throughout this prospectus, the terms “MMA,” “we,” “us,” “our” and the “Company” refer to Mixed Martial Arts Group Limited and its consolidated subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the information incorporated by reference herein, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the information incorporated by reference herein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable as of the date of this prospectus, actual results may differ from the projections.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision.

Overview

MMA.INC is building the digital infrastructure for the future of combat sports. The big idea is simple: take the world’s fastest-growing sports vertical and give it the connective tissue it’s never had. Our mission is to convert an estimated 700 million global fans of mixed martial arts into active participants at scale.

We believe the next decade will see martial arts rise from a fragmented industry to a consolidated mainstream. We are positioning MMA.INC to make that transition possible. The recently announced media rights deal between the UFC and Paramount/CBS beginning in 2026 was another significant step forward for the industry, and we expect to see significant visibility and engagement spikes for the sport.

MMA, as a fragmented, very fast-growing sport, will benefit from a consolidated platform that serves everyone in the ecosystem, whether it be the fan, fighter, coach or gym owner. The sport has never had more global visibility, yet the infrastructure to convert that interest into participation just hasn’t existed. Hundreds of millions of fans watch fights, follow fighters, and engage with the culture, but there is no streamlined path to get them into gyms to train. We are seeking to bridge that gap.

The MMA fan base and addressable market, with hundreds of thousands of martial arts academies globally and a fan base measured in the hundreds of millions. Our strategy is to partner with gyms, not own them. Our platform aims to be a technology tool that helps owner-operators acquire, onboard, and retain customers without heavy capex. We connect MMA fans to training programs and gyms, make onboarding seamless for gyms, and monetize through subscriptions and an expanding stack of services.

Together, BJJLink and our renowned “Warrior Training Program” connect MMA fans’ energy and the gyms, coaches, and communities providing pathways to lifelong participation. We aim to solve two problems at once: making it easier for fans to take their first step into training, and giving academies new members and the tools to run more efficiently, retain customers, and grow revenue. That combination is powerful because it aligns everyone’s interests: fans get access, gyms get customers, and the sport gets stronger.

Our platform is built to capture sector growth by leveraging existing “owner-operator” gyms and coaching relationships without the overhead or slow onboarding. Each new academy we onboard and each new fan starting our program increases our network effect and extends our first-mover advantage.

Our ordinary shares are listed on the NYSE American under the symbol “MMA.”

 Strategic Advisors and Partners

We have strong support from key investors and strategic advisors, including:

Donald Trump Jr. is a business executive, media figure, and co-founder of World Liberty Financial. His appointment as our Strategic Advisor adds global recognition and brand-building expertise and will provide strategic counsel to our board and management team.

Conor McGregor is our investor, Strategic Advisor and a passionate advocate for what we’re building at MMA.INC. His global reach, exceptional marketing instincts, and ability to command attention augment our business, providing us with access to more partners, sponsors and media coverage.

We have also partnered with one of the largest names in MMA inspired fitness, UFC GYM. In September 2024, we entered into a multi-year strategic partnership aimed at launching branded programs, amateur fight events, and training platforms across more than 150 UFC Gym locations worldwide. Further, UFC GYM selected BJJLink as the operating platform for its new Brazilian jiu-jitsu franchise expansion, with forty-five new academies are due to open in 2026.

Our Advisory Board described above work with our executive team, which includes industry leaders like John Kavanagh and Rich Chou, to give us a powerful edge in networking, distribution, brand trust, and the ability to identify and attract incredible growth opportunities, like our partnership with UFC Gym.

Market Opportunity

With 700 million combat sports fans worldwide, mixed martial arts has reached unprecedented popularity. We benefit from the sector’s growth, driven by major MMA leagues like UFC, PFL, ONE Championship, and Bellator, whose marketing efforts expand the sport’s fan base.

 Our goal is to convert this interest into engagement through our premium online and in-gym training experiences. According to IBISWorld statistics, there are currently over 46,500 martial arts and combat sports gyms in the US alone that generated annual revenues of approximately $19.4 billion in 2024. Additionally, according to Sports & Fitness Industry Association’s Single Sport Reports for Martial Arts and Boxing Fitness, it is estimated that more than 11.8 million people engaged in various martial arts and combat sports disciplines in 2023.

 Our business model complements existing industry players without cannibalizing their market. As the Company scales, its first-mover advantage in grassroots MMA participation unlocks significant potential, especially in North America, where the martial arts industry is projected to reach 67,000 gyms by the end of 2025, with fanbase growth accelerating exponentially.

Our Products and Platform

Our business is subscription-driven. Customers join our ecosystem to train in the gym or online with top-tier coaches. Price points range from entry-level digital access to premium, immersive, five-day-a-week training programs. The wide spectrum of offerings lets us meet people where they currently are - budget, schedule, and ambition - and then allow them to increase their commitments as their engagement deepens.

For gym operators, the economics improve as adoption grows. Software adoption allows for strong retention, margins grow as usage of digital tools rises, and our customer acquisition cost remains attractive because content and community engagement convert fans into customers more efficiently than advertising does. With distribution scale from branded partnerships like UFC GYM, we anticipate that revenue will become increasingly more recurring and predictable, while also enabling us to introduce additional monetization channels, including e-commerce, athlete management tools, and advanced fan engagement features, within the same user base.

Our products cater to a wide range of users, from gym owners and coaches to fans and participants, with B2C subscription prices ranging from US$9 to US$550 per month and B2B subscriptions ranging from US$49 to US$149 per month plus transaction fees on transactions processed through our platform, enhancing revenue streams through a combination of subscriptions, transactions fees, and partnership opportunities.

We expect to launch our Community and Commerce Platform in 2026, a mobile-first, multi-device app designed to unify the global martial arts community into a single, monetized ecosystem. This platform will offer fans, participants, coaches, and gym owners a seamless experience to connect, engage, and transact within the sport. This platform is aimed to appeal to the 700 million MMA fan base and ultimately provide both a free and premium subscription to access the platform.

As we prepare to release our tokenised rewards and loyalty Community and Fan platform in 2026, our goal is to enable the community to “get paid to train”, whereby they can earn experience points (“XP”) and cryptocurrency rewards for training and engagement that could be used both on the platform and within our verified partner network.

Our Next Growth Engines

Our future growth strategy is driven by clear principles that focus on building an integrated ecosystem to empower coaches, engage participants, and drive sustainable revenue. We aim to surpass current industry leaders by creating a global platform that connects the entire martial arts community.

 Our platform is designed to fuel revenue growth by combining B2C and B2B subscriptions with transaction fees for services and products offered by gyms, coaches, and athlete influencers. As fans and participants engage with the platform, connecting with these offerings, we capture additional value from every transaction, driving sustained growth across the entire ecosystem.

We intend to continue to invest in technology to enhance the experience for all participants on the Company’s Community Platform, namely customers, coaches and gym owners, in order to drive lifetime value and expand sales channels through referrals and organic promotion.

In October 2025, we announced our development of our blockchain initiatives and a Web 3.0 ecosystem as part of our growth strategy. In October 2025, we also commenced deploying our utility token on the Solana testnet, our first step towards validating our Web 3.0 ecosystem that fuses combat sports, blockchain and artificial intelligence. In addition, we are building a rewards platform to enhance community engagement through tokenized rewards, enabling users to “Get Paid to Train.”. The testnet release enables MMA.INC to simulate full ecosystem activity, including minting, staking, XP accumulation, and rewards distribution, while also introducing AI-powered analytics that assess user performance, engagement, and progression. As part of the planned launch, it is expected that rewards and loyalty points will be distributed to MMA.INC’s existing community of students, coaches, athletes and partner gyms who have already been contributing to the ecosystem’s growth.

The MMA.INC Utility Token is currently in development and not yet available for public sale, purchase or trading. MMA.INC strongly advises the public to avoid any third-party tokens claiming to represent or be affiliated with the Company. Official information on token deployment and platform launch will be communicated only through www.mma.inc/Token and verified Company channels.

Corporate Information

We were incorporated on March 27, 2013 under the laws of Australia under the name Wimp 2 Warrior Limited and changed our name to Alta Global Group Limited on February 2, 2022, and to Mixed Martial Arts Group Limited on December 5, 2024.

Our principal executive offices are located at Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095, and our telephone number there is +61 1800 151 865. Our website address is https://www.mma.inc. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering, or June 30, 2029. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this prospectus and that we provide to our shareholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

As a foreign private issuer, we have taken advantage of certain reduced disclosure and other requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. Accordingly, the information contained herein or that we provide shareholders may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

Ordinary Shares to be offered by the Selling Stockholders	Up to 4,628,570 Ordinary Shares, consisting of (i) 4,285,713 Ordinary Shares issuable upon the conversion of Series A Preferred Shares and (ii) 342,857 Ordinary Shares issuable upon the exercise of Warrants at an exercise price of $0.70 per Ordinary Share.

Terms of the offering	Each Selling Stockholder will determine if, when and how it will dispose of any Ordinary Shares registered under this prospectus for resale.

Ordinary Shares outstanding prior to this offering	26,483,541 Ordinary Shares.

Ordinary Shares to be outstanding after this offering	31,112,111 Ordinary Shares, assuming the full exercise of the Series A Preferred Shares and the Warrants. The actual number of Ordinary Shares outstanding after this offering will vary depending upon whether holders of the Series A Preferred Shares and Warrants elect to convert or exercise such securities.

Use of proceeds

We will not receive any proceeds from the resale of Ordinary Shares offered by this prospectus by the Selling Stockholders. However, we may receive up to approximately $240,000 from the exercise of the Warrants if the Warrants are exercised for cash.

We expect to use the net proceeds that we receive from the exercise of the Warrants, if any, for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page 7 of this prospectus, as well as other information included and incorporated by reference in this prospectus, for a discussion of factors you should read and consider carefully before investing in our Ordinary Shares.

NYSE American Symbol	MMA

Unless otherwise stated in this prospectus, the number of Ordinary Shares to be outstanding as of the date of this prospectus and after this offering is based on 31,112,111 Ordinary Shares outstanding as of January 14, 2026, assumes the Series A Preferred Shares and Warrants have been exercised in full, and excludes:

●	2,248,543 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus at a weighted average exercise price of $1.64;

●	365,000 Ordinary Shares issuable upon the exercise of warrants outstanding as of the date of this prospectus at an exercise price of $2.35;

●	770,111 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus that were issued under the EIP;

●	2,331,025 Ordinary Shares issuable upon the vesting of Restricted Units outstanding as of the date of this prospectus that were issued under the EIP;

●	2,094,874 Ordinary Shares issuable upon the vesting of performance share rights outstanding as of the date of this prospectus that were issued under the EIP; and

●	550,000 Ordinary Shares issuable upon the vesting of performance share rights outstanding as of the date of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of the securities being offered in this prospectus may decline and you may lose all or part of your investment. Before investing in our securities, you should consider carefully the risk factors set forth in this prospectus, along with the risk factors described in “Part I. Item 3.D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2025 filed with the SEC on October 31, 2025 (the “Form 20-F”) and other filings subsequently made by us with the SEC that are incorporated by reference into this prospectus.

Risks Related to this Offering

Investors who buy shares at different times will likely pay different prices.

The Selling Stockholders may resell all or a portion of their shares at any time or from time to time in their discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholders at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Our management will have broad discretion as to the use of the proceeds from the exercise of the Warrants and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from the exercise of the Warrants if the Warrants are exercised for cash. Currently, we intend to use the net proceeds from the exercise of the Warrants, if any, for working capital and other general corporate purposes. See “Use of Proceeds.” Purchasers will not have the opportunity, as part of their investment decision, to assess whether these proceeds are being used appropriately. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, which could cause the price of our securities to decline.

Other Risks

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our Ordinary Shares in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may not occur for some time or not at all, as the only way to realize any future gains on their investment.

There is substantial doubt about our ability to continue as a “going concern”.

We will require substantial additional funds to continue our operations. Our cash and cash equivalents were A$2,084,674 at June 30, 2025. Given our recurring history of losses and an insufficient amount of cash available to fund our ongoing operations for the next year, we have concluded that there is a substantial doubt regarding our ability to continue as a going concern for a period of at least 12 months beyond the filing of the Form 20-F. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms. Further, the inclusion of disclosures expressing substantial doubt about our ability to continue as a going concern could materially adversely affect our stock price and our ability to raise new capital or enter into partnerships or other agreements.

We have prepared our condensed financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our condensed financial statements included in the Form 20-F do not include any adjustments to reflect the possible inability to continue as a going concern within at least 12 months after the issuance of such financial statements.

DESCRIPTION OF ORDINARY SHARES

The description of our Ordinary Shares is incorporated by reference to Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended June 30, 2024, filed with the SEC on October 31, 2024.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale by the Selling Stockholders of up to 4,628,570 Ordinary Shares that may be issued by us to the Selling Stockholders upon conversion of the Series A Preferred Shares and exercise of the Warrants.

On December 31, 2025, we issued 4,285,713 Series A Preferred Shares to certain accredited investors in a private placement offering of our Series A Preferred Shares. The Series A Preferred Shares are convertible into 4,285,713 Series A Preferred Shares. In connection with the private placement offering of the Series A Preferred Shares, we issued to Dominari the Warrants exercisable for an aggregate of up to 342,857 Ordinary Shares at an exercise price of $0.70 per share, payable in cash or, under certain circumstances, pursuant to net exercise. The exercise period of the Warrants commenced on December 31, 2025, the closing date of the private placement offering, and the Warrants will be exercisable until December 31, 2030.  The Warrants issued to Dominari contain customary piggyback registration rights for a period of two years.

As used in this prospectus, the term “Selling Stockholder” includes the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of a Selling Stockholder’s interest in the Ordinary Shares other than through a public sale.

The table below presents information regarding the Selling Stockholders and the Ordinary Shares that may be resold by the Selling Stockholders from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders, and reflects holdings as of January 14, 2026. The number of shares in the column entitled “Maximum Number of Ordinary Shares to be Offered” in the table below represents all of the Ordinary Shares being offered for resale by the Selling Stockholders under this prospectus. The Selling Stockholders may sell some, all, or none of the Ordinary Shares being offered for resale in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Ordinary Shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes Ordinary Shares with respect to which the Selling Stockholders have sole or shared voting and investment power. The percentage of Ordinary Shares beneficially owned by the Selling Stockholders prior to the offering shown in the table below is based on an aggregate of 31,112,111 Ordinary Shares outstanding on January 14, 2026, which assumes full conversion of the Series A Preferred Shares and exercise of the Warrants. The column entitled “Ordinary Shares Beneficially Owned After the Offered Ordinary Shares Are Sold” in the table below assumes the resale by the Selling Stockholders of all of the Ordinary Shares being offered for resale pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each Selling Stockholder has sole voting and investment power with respect to all Ordinary Shares that it beneficially owns, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Stockholders, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Number of Ordinary Shares Beneficially Owned		Maximum Number of Ordinary Shares	Ordinary Shares Beneficially Owned After the Offered Ordinary Shares Are Sold
Name of Selling Securityholder	Number	Percent	Being Offered	Number	Percent
Donald Trump Jr.	142,857	*	142,857	-	-
American Ventures LLC, Series XXXIX MMA (1)	2,000,000	6.43%	2,000,000	-	-
Gilda Equities LLC (2)	857,143	2.76%	857,143	-	-
Pinz Capital Special Opportunities Fund, LP (3)	214,285	*	214,285	-	-
Hexstone Capital LLC (4)	714,285	2.30%	714,285	-	-
Intracoastal Capital LLC (5)	357,143	1.15%	357,143	-	-
Dominari Securities LLC	342,857	1.10%	342,857	-	-

*	Less than one percent.

(1)	Pursuant to the terms of a securities purchase agreement entered into in connection with the private placement offering, American Ventures is restricted from converting any Series A Preferred Shares, when aggregated with all other Ordinary Shares then beneficially owned by American Ventures and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in American Ventures and its affiliates beneficially owning more than 4.99% of the then total Ordinary Shares (which may be increased up to 9.99% of our Ordinary Shares), which are referred to as the “Beneficial Ownership Limitation.” The reported number of Ordinary Shares beneficially owned disregards the Beneficial Ownership Limitation for purposes of this table. Eric Newman is the manager of American Ventures LLC, Series XXXIX MMA and may be deemed to beneficially own the securities held by it. The address of American Ventures LLC, Series XXXIX MMA is 110 Front Street, Suite 300, Jupiter FL 33477.

(2)	Jeffrey Murphy is the manager of Gilda Equities LLC and may be deemed to beneficially own the securities held by it. The address of Gilda Equities LLC is 767 Fifth Avenue, 16th Floor, New York, NY 10153.

(3)	Matthew Pinz is the manager of Pinz Capital Special Opportunities Fund, LP and may be deemed to beneficially own the securities held by it. The address of Pinz Capital Special Opportunities Fund, LP is 27 Hospital Road, George Town, Grand Cayman, KY1-9008m, Cayman Islands.

(4)	Brendan O’Neil is the manager of Hexstone Capital LLC and may be deemed to beneficially own the securities held by it. The address of Hexstone Capital LLC is 3053 Fillmore St., Suite 303, San Francisco, CA 94123.

(5)	Keith Goodman is the manager of Intracoastal Capital LLC and may be deemed to beneficially own the securities held by it. The address of Intracoastal Capital LLC 2211A Lakeside Dr., Bannockburn, IL 60015.

USE OF PROCEEDS

This prospectus relates to the Ordinary Shares that may be offered and sold from time to time by the Selling Stockholders. All of the Ordinary Shares offered by any Selling Stockholders pursuant to this prospectus will be sold by such Selling Stockholder for its own account. We will not receive any of the proceeds from these sales. However, we may receive up to approximately $240,000 from the exercise of the Warrants if the Warrants are exercised for cash. There can be no assurance that the Warrants will be exercised in full for cash.

We intend to use net proceeds from the exercise of the Warrants for working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of such proceeds. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds for other purposes.

PLAN OF DISTRIBUTION

The Ordinary Shares offered by this prospectus are being offered by the Selling Stockholders. The shares may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. However, we may receive up to approximately $240,000 from the exercise of the Warrants if the Warrants are exercised in full for cash.

The sale of the Ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for our Ordinary Shares;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the Ordinary Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of Ordinary Shares sold by the Selling Stockholders may be less than or in excess of customary commissions. Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive from any purchasers of Ordinary Shares sold by the Selling Stockholders.

We know of no existing arrangements between the Selling Stockholders or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Ordinary Shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholders, including with respect to any compensation paid or payable by the Selling Stockholders to any brokers, dealers, underwriters, or agents that participate in the distribution of such shares by the Selling Stockholders, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the Ordinary Shares covered by this prospectus by the Selling Stockholders.

This offering will terminate on the date that all Ordinary Shares offered by this prospectus have been sold by the Selling Stockholders.

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus and other legal matters concerning this offering and the validity of the securities offered by this prospectus, will be passed upon for us by QR Lawyers, Melbourne, Australia.

EXPERTS

The consolidated financial statements of Mixed Martial Arts Group Limited (the Company) as of June 30, 2025 and 2024 and for each of the three years in the period ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEMENT OF JUDGMENTS

We are a corporation organized under the laws of Australia. More than half of our directors and executive officers are located and reside, respectively, outside the United States. Because of the location of our assets and board members, it may not be possible for investors to serve process within the United States upon us or those persons with respect to matters arising under the United States federal securities laws or to enforce against us or persons located outside the United States judgments of United States courts asserted under the civil liability provisions of the United States federal securities laws. We understand that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Australia by reason of being a penalty. Wimp 2 Warrior LLC, a Delaware limited liability company, with a registered office at 8 The Green, Ste R, Dover, DE 19901, has been appointed agent to receive service of process in any action against us in any state or federal court in the State of New York.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We maintain a corporate website at https://www.mma.inc. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended June 30, 2025, filed with the SEC on October 31, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on July 10, 2025, July 15, 2025, July 17, 2025, July 25, 2025, August 6, 2025, August 27, 2025, September 9, 2025, October 7, 2025, October 20, 2025, October 29, 2025, December 5, 2025, December 29, 2025, December 30, 2025, and January 2, 2026 and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on March 13, 2024, and as attached in Exhibit 2.1 to our Annual Report on Form 20-F filed with the SEC on October 31, 2024.

We also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Mixed Martial Arts Group Limited

Level 1, Suite 1, 29-33 The Corso

Manly, New South Wales 2095

Australia

+61 1800 151 865

We maintain an internet site at https://www.mma.inc. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB 1317HC or 1317HE of the Corporations Act;

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

●	legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

○	in defending or resisting proceedings in which the person is found to have a liability for which they cannot be indemnified as set out above;

○	in defending or resisting criminal proceedings in which the person is found guilty;

○	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

○	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

Constitution. Our Constitution provides, that to the extent permitted by law, the Company indemnifies every director, executive officer or company secretary of the Company against a liability to another person, other than the Company or a related body corporate of the Company, provided that the provisions of the Corporations Act are complied with in relation to the giving of the indemnity and the liability does not arise in respect of conduct involving a lack of good faith on the part of the officer.

Indemnification Agreements. Pursuant to our form of deed of access, insurance and indemnity which is filed as Exhibit 10.4 to this registration statement, we have agreed to indemnify our directors. MMA has agreed to indemnify each of its directors to the extent permitted by law against all liabilities incurred while holding office, including indemnifying directors for any legal expenses incurred in defending proceedings relating to their directorship of MMA. Any indemnified amounts must be repaid to MMA to the extent that a director is reimbursed from an insurance policy maintained by MMA for the directors. MMA has also agreed to obtain and pay the premiums for insurance policies for each of its directors, which include run-off cover for each director for a period of seven years after they cease to hold office.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 9. Exhibits.

(a) Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1*	Specimen Ordinary Share Certificate
4.2*	Form of Preferred Share Certificate
4.3*	Form of Senior Debt Security
4.4*	Form of Subordinated Debt Security
4.5***	Form of Senior Indenture
4.6***	Form of Subordinated Indenture
4.7*	Form of Warrant Agreement and Warrant Certificate
4.8*	Form of Rights Agreement and Right Certificate
4.9*	Form of Unit Agreement and Unit
5.1***	Opinion of QR Lawyers regarding the validity of the Ordinary Shares being registered
5.2***	Opinion of Sheppard Mullin
23.1***	Consent of BDO Audit Pty Ltd, independent registered public accounting firm
23.2***	Consent of QR Lawyers (included in Exhibit 5.1)
23.3***	Consent of Sheppard Mullin (included in Exhibit 5.2)
24.1***	Power of Attorney (included on the signature page of this registration statement)
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
107***	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a Form 6-K and incorporated herein by reference.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939
***	Filed herewith

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Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in Exhibit 107 of the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act, or 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(8) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manly, New South Wales, on the on January 16, 2026.

MIXED MARTIAL ARTS GROUP LIMITED

By:	/s/ Nick Langton
Name:	Nick Langton
Title:	Founder and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Aaron Links
Name:	Aaron Links
Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below does hereby constitute and appoint Nick Langton as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments and supplements (and any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory entity, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick Langton	Founder, Chief Executive Officer and Director	January 16, 2026
Nick Langton	(Principal Executive Officer)

/s/ Aaron Links	Chief Financial Officer	January 16, 2026
Aaron Links	(Principal Financial and Accounting Officer)

/s/ Jonathan Hart	Director	January 16, 2026
Jonathan Hart

/s/ Vaughn Taylor	Director	January 16, 2026
Vaughn Taylor

/s/ Richard Paolone	Director	January 16, 2026
Richard Paolone

/s/ Eric Corbett	Director	January 16, 2026
Eric Corbett

/s/ Laura Sanko	Director	January 16, 2026
Laura Sanko

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Mixed Martial Arts Group Limited has signed this registration statement on January 16, 2026.

Authorized U.S. Representative

WIMP 2 WARRIOR LLC

By:	/s/ Nick Langton
Name:	Nick Langton
Title:	Manager and Authorized Officer

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